UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2015, Fortune Brands Home & Security, Inc. (the “Company”) entered into a $200,000,000 364-day unsecured revolving credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

Any borrowings under the Credit Agreement will bear interest at variable rates equal to, at the Company’s election, (1) the sum of the base rate plus the base rate margin, or (2) the sum of the euro-dollar margin plus the London Interbank Offered Rate for deposits in dollars with a maturity comparable to the interest period selected by the Company. The base rate equals the highest of (a) a defined prime rate, (b) the sum of the federal funds rate plus  1⁄2 of 1% and (c) the sum of 1% plus the London Interbank Offered Rate for a one-month interest period. The applicable base rate margin and euro-dollar margins will be determined based on the Company’s ratio of debt to EBITDA (as defined in the Credit Agreement) based on the Company’s most recent financial statements.

The Credit Agreement has conditions precedent, covenants, representations and warranties and events of default similar to those in the credit agreement governing the Company’s other existing revolving credit and term loan credit facility. Among other things, the covenants restrict certain incurrence of indebtedness by the Company’s subsidiaries, liens, mergers, consolidations and sales of assets, transactions with affiliates, sale and lease-back transactions, and acquisitions of entities in unrelated or non-ancillary lines of business, in each case subject to certain exceptions. The Credit Agreement also includes financial covenants under which the Company would be in default if its ratio of debt to EBITDA exceeds 3.5 to 1.0 or its ratio of EBITDA to interest expense is less than 3.0 to 1.0, in each case at the end of any fiscal quarter.

Subject to notice and cure periods in certain cases, events of default under the Credit Agreement include, among others, bankruptcy or insolvency events with respect to the Company or its material subsidiaries, failure to pay any principal or interest when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of the Company and its subsidiaries or a change of control of the Company.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement.” of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By	/s/ Robert K. Biggart
	Name:	Robert K. Biggart
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 1, 2015